EXHIBIT 3.1

FILED WITH SECRETARY OF STATE OF OHIO

JUNE 25, 2015

AMENDMENT TO THE AMENDED ARTICLES OF INCORPORATION

OF

THE KROGER CO.

June 25, 2015

The Kroger Co., a corporation for profit, heretofore organized and now existing under the laws of the State of Ohio, makes and files this Amendment to the Amended Articles of Incorporation and states:

1.                                      The name of the Corporation is THE KROGER CO.

2.                                      The principal office of the Corporation is located at Cincinnati, in Hamilton County, Ohio.

3.                                      The last clause of paragraph FOURTH, Section A of the Amended Articles of Incorporation of the Corporation is hereby amended and restated in its entirety to state: “and two billion (2,000,000,000) Common Shares of the par value of $1.00 each.”

4.                                      This Amendment to the Amended Articles of Incorporation herein certified has been duly adopted in accordance with Section 1701.69 of the Ohio Revised Code.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment on this 25th day of June, 2015.

THE KROGER CO.

By:	/s/ Christine S. Wheatley
Name: Christine S. Wheatley
Title: Group Vice President, Secretary and General Counsel